UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2015

TREX COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14649	54-1910453
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

160 Exeter Drive Winchester, Virginia	22603-8605
(Address of principal executive offices)	(Zip Code)

(540) 542-6300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

The disclosure set forth in Item 5.02 below with regard to the following agreements is incorporated herein by reference:

1.	Change-in-Control Severance Agreement, dated as of May 6, 2015, between Trex Company, Inc. and James E. Cline; and

2.	Severance Agreement, dated as of May 6, 2015, between Trex Company, Inc. and James E. Cline.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Retirement of Ronald W. Kaplan as President and Chief Executive Officer effective August 17, 2015

Pursuant to the terms of the Amendment and Restatement of Employment Agreement between Trex Company, Inc. (the “Company”) and Ronald W. Kaplan, Chairman, President and Chief Executive Officer, dated July 24, 2012 (“Employment Agreement”), the Company provided written notice to Mr. Kaplan on May 6, 2015 that the Employment Agreement would not be extended for an additional one year period upon its termination on August 16, 2015. Accordingly, Mr. Kaplan will retire as President and Chief Executive Officer effective August 17, 2015. Pursuant to the Employment Agreement, the Company will pay to Mr. Kaplan, within 10 days after August 16, 2015, a lump sum cash payment equal to 1.5 times the sum of his base salary then in effect and 100% of his targeted cash bonus for the 2015 fiscal year. This payment will be in the amount of $1,713,810. In addition, pursuant to the Employment Agreement, on August 16, 2015, Mr. Kaplan shall become fully vested in all outstanding long-term incentive awards, including stock appreciation rights, restricted shares, and performance shares (at the targeted payment level), with the stock appreciation rights being exercisable for a period of 5 years after August 16, 2015.

Mr. Kaplan will continue to serve beyond August 17, 2015 as Chairman of the Board of Directors.

Appointment of James E. Cline as President and Chief Executive Officer, and as a Director

On May 6, 2015, the Trex Board of Directors appointed James E. Cline, the Company’s Senior Vice President and Chief Financial Officer, to serve as the Company’s President and Chief Executive Officer, to be effective on August 17, 2015 upon Mr. Kaplan’s retirement. Effective August 17, 2015, Mr. Cline will also be appointed to the Company’s Board of Directors, and the size of the Board will be increased from seven members to eight members.

Mr. Cline has served as Senior Vice President and Chief Financial Officer of the Company since August 2013 and as Vice President and Chief Financial Officer between March 2008 and July 2013. Mr. Cline served from July 2005 through December 2007 as the President of Harsco GasServ, a subsidiary of Harsco Corporation and a manufacturer of containment and control equipment for the global gas industry. From January 2008 through February 2008, in connection with the purchase of Harsco GasServ by Taylor-Wharton International LLC, which is owned by Windpoint Partners Company, Mr. Cline served as a consultant to the buyers by providing transition management and financial services. From April 1994 through June 2005, Mr. Cline served as the Vice President and Controller of Harsco GasServ. Mr. Cline served in various capacities with Huffy Corporation from June 1976 to February 1994, including as the Director of Finance of its True Temper Hardware subsidiary, a manufacturer of lawn care and construction products with nine manufacturing locations in the United States, Canada and Ireland. Mr. Cline received a B.S.B.A. degree in accounting from Bowling Green State University.

Effective upon his becoming President and Chief Executive Officer, Mr. Cline will receive an annual base salary of $500,000, and will be a participant in the Company’s Annual Cash Incentive Compensation Program and Long-Term Equity Incentive Compensation Program, as further described in the Company’s Proxy Statement. Mr. Cline’s target award under the Annual Cash Incentive Compensation Program shall be 100% of his annual base salary, and his target award under the Long-Term Equity Incentive Compensation Program shall be 200% of his annual base salary. In addition, Mr. Cline will receive on August 17, 2015 an equity grant valued at $500,000, comprised of 50% stock appreciation rights and 50% time-based restricted stock, each vesting ratably over a 3 year period.

Mr. Cline has entered into a change-in-control severance agreement with the Company dated May 6, 2015. Under this agreement, if, within the period beginning 90 days before and ending two years after a change in control of the Company (as defined in the agreement), Mr. Cline’s employment is terminated by the Company (other than for cause or by reason of death or disability) or if he terminates his employment for “good reason,” Mr. Cline will be entitled to receive severance benefits:

For this purpose, “cause” and “good reason” are defined as follows:

•	“Cause” includes events specified in the change-in-control severance agreement, including Mr. Cline’s willful or grossly negligent misconduct that is materially injurious to the Company, embezzlement or misappropriation of funds or property of the Company, conviction of a felony or any crime involving fraud, dishonesty, moral turpitude or breach of trust, or willful failure or refusal to devote full business time and attention to the performance of duties.

•	“Good reason” includes events specified in the change-in-control severance agreement, including a material and adverse change in Mr. Cline’s status or position with the Company, a 10% or greater reduction in his aggregate base salary and targeted annual incentive other than as part of general reduction in executive compensation, the failure by the Company or any successor to continue in effect any employee benefit plan in which he is participating other than as a result of normal expiration of such plan in accordance with its terms, or the relocation of his office more than 50 miles from the current office and further than his then-current residence.

Upon such termination, Mr. Cline would receive:

•	a lump-sum cash payment equal to the sum of (1) his accrued base salary and accrued vacation pay plus (2) if not previously paid, his annual cash incentive earned for the preceding fiscal year plus (3) his targeted annual cash incentive for the year in which the severance occurs, pro-rated based upon the number of days he was employed during such year;

•	a lump sum severance payment of 2.99 times (1) his annual base salary (in effect immediately prior to the change in control or termination, whichever is greater), plus (2) the greater of (a) his target annual cash incentive for the year immediately prior to the year in which the change of control occurs, (b) his target annual cash incentive for the year of termination of employment, or (c) his actual annual cash incentive for the last fiscal year immediately prior to termination of employment;

•	continuation of group health and dental insurance, and group life insurance, on the same terms and conditions as though he had remained an active employee, for the longer of 18 months or until coverage is obtained from a new employer.

Notwithstanding the foregoing, the change in control severance agreement provides that, to the extent necessary to avoid imposition of the excise tax under Section 4999 of the Internal Revenue Code in connection with a change in control, the amounts payable or benefits to be provided to Mr. Cline shall be reduced such that the reduction of compensation to be provided to Mr. Cline is minimized. In applying this principle, the reduction shall be made in a manner consistent with the requirements of Section 409A of the Internal Revenue Code, and where two economically equivalent amounts are subject to reduction but payable at different times, such amounts shall be reduced on a pro rata basis (but not below zero).

If a change of control occurs during the term of the change-in-control severance agreement, all unvested outstanding long-term incentive awards, including, but not limited to, stock options, stock appreciation rights, restricted shares, and performance shares (at the 100% targeted payment level) (whether or not there is a loss of employment) will become fully vested.

A change in control is generally defined as (1) the acquisition by any person or entity of 35% of the Company’s outstanding stock, (2) a merger where the stockholders of the Company immediately prior to the merger would not own at least 50% of the outstanding stock of the Company after such merger, (3) a sale of all or substantially all of the assets of the Company, or (4) during any two-year period, the directors in office at the beginning of such period ceasing to be a majority of the board, unless the nomination of each new director during such period was approved by at least two-thirds of the directors in office at the beginning of such period.

Mr. Cline has also entered into a severance agreement with the Company dated May 6, 2015 providing for the payment of severance compensation and benefits to him if the Company terminates his employment without “cause” or if he resigns for “good reason.” For this purpose, “cause” and “good reason” are defined in the same manner as in the change-in-control severance agreement discussed above. Upon such a termination, Mr. Cline will be entitled to receive the following:

•	a lump-sum cash payment equal to the sum of (1) his accrued base salary and accrued vacation pay plus (2) if not previously paid, his annual cash incentive earned for the preceding fiscal year;

•	a lump-sum cash payment equal to 2 times the sum of (1) his base salary then in effect, plus (2) an amount equal to the greater of (a) his targeted annual cash incentive for the year immediately prior to the year in which his employment terminates, or (b) his actual annual cash incentive earned for the preceding year;

•	continued health and dental plan benefits on the same terms and conditions as though he had remained an active employee (or payment of the necessary amount to obtain equivalent coverage if Company coverage is not possible), for the shorter of 12 months or until equivalent coverage is obtained from a new employer; and

•	accelerated vesting of all outstanding long-term incentive awards, including stock options, stock appreciation rights, restricted shares and performance shares (at the targeted payment level), with any stock options or stock appreciation rights being exercisable for a period ending on the earlier of 90 days after termination of employment or the expiration of the term of such grant.

If Mr. Cline’s employment is terminated during a change-in-control protection period (which begins 90 days before a change-in-control occurs and ends 2 years thereafter) under his change-in-control severance agreement, described above, he will be entitled to receive the severance payments specified under that agreement instead of the foregoing payments under his severance agreement.

Mr. Cline is not entitled to any additional severance payments or benefits under his severance agreement if his employment is terminated by the Company for cause, by him without good reason, or if it terminates due to his death or disability.

The term of the severance agreement ends on Mr. Cline’s 68th birthday.

Mr. Cline’s change-in-control severance agreement and severance agreement replace in their entireties Mr. Cline’s change-in-control severance agreement dated August 3, 2011 and Mr. Cline’s severance agreement dated August 3, 2013.

The foregoing description of Mr. Cline’s change-in-control severance agreement and severance agreement with the Company is qualified in its entirety by reference to the agreements, copies of which are filed as Exhibits 10.1 and 10.2 to this report and incorporated herein by reference.

Appointment of Bryan H. Fairbanks as Vice President and Chief Financial Officer

Effective August 17, 2015, Bryan H. Fairbanks, the Company’s Senior Director-Supply Chain and Executive Director, International Business Development, will become the Company’s Vice President and Chief Financial Officer. Bryan H. Fairbanks has served as Senior Director, Supply Chain from 2006 through present, and as the Executive Director, International Business Development, Trex Company, Inc. since September 2012. Prior to these roles, Mr. Fairbanks held the position of Director, Financial Planning and Analysis from 2004-2006. From 1994-2004, Mr. Fairbanks served in numerous senior finance roles with the Ford Motor Company. Mr. Fairbanks earned a B.S. Degree in accounting from the University of Dayton and a M.B.A. degree from the University of Pittsburgh.

Mr. Fairbanks will receive an annual base salary of $290,000, and will be a participant in the Company’s Annual Cash Incentive Compensation Program and Long-Term Equity Incentive Compensation Program, as further described in the Company’s Proxy Statement. Mr. Fairbanks’ target award under the Annual Cash Incentive Compensation Program shall be 60% of his annual base salary, and his target award under the Long-Term Equity Incentive Compensation Program shall be 115% of his annual base salary.

Mr. Fairbanks has entered into a change-in-control severance agreement with the Company dated May 6, 2015. The terms of this agreement are materially the same as those contained in the amended and restated form change-in-control severance agreement previously filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on August 9, 2011for use for certain executives and are materially identical to the terms set forth above for Mr. Cline’s change-in-control agreement, except that upon a change of control, Mr. Fairbanks shall receive a lump sum severance payment of 1.5 times (instead of 2.99 times for Mr. Cline) (1) his annual base salary (in effect immediately prior to the change in control or termination, whichever is greater), plus (2) the greater of (a) his target annual cash incentive for the year immediately prior to the year in which the change of control occurs, (b) his target annual cash incentive for the year of termination of employment, or (c) his actual annual cash incentive for the last fiscal year immediately prior to termination of employment,

Mr. Fairbanks has also entered into a severance agreement with the Company dated May 6, 2015. The terms of this agreement are materially the same as those contained in the severance agreement previously filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2013 for use for certain executives and are materially identical to the terms set forth above for Mr. Cline’s severance agreement, except that if the Company terminates his employment without “cause” or if he resigns for “good reason,” Mr. Fairbanks shall receive a lump-sum cash payment equal to 1 time (instead of 2 times for Mr. Cline) the sum of (1) his base salary then in effect, plus (2) an amount equal to the greater of (a) his targeted annual cash incentive for the year immediately prior to the year in which his employment terminates, or (b) his actual annual cash incentive earned for the preceding year.

Retirement of F. Timothy Reese as Senior Vice President, Operations

F. Timothy Reese, the Company’s Senior Vice President, Operations, has announced that he is retiring effective June 30, 2015. No payments are due or owing to Mr. Reese under his retention agreement, severance or change-in-control severance agreement as a result of his retirement.

Item 9.01 Financial Statements and Exhibits.

(d) Trex Company, Inc. herewith files the following exhibits:

Exhibit Number	Description of Exhibit

10.1	Change-in-Control Severance Agreement, dated as of May 6, 2015, between Trex Company, Inc. and James E. Cline. Filed Herewith.

10.2	Severance Agreement, dated as of May 6, 2015, between Trex Company, Inc. and James E. Cline. Filed Herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREX COMPANY, INC.

Date: May 8, 2015	/s/ William R. Gupp
William R. Gupp
Senior Vice President, General Counsel & Secretary